Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 1-A Amendment No. 1 of our report dated March 26, 2015 with respect to the audited consolidated financial statements of Caprock Oil, Inc., for the years ended December 31, 2014 and 2013 and our report dated December 9, 2015 with respect to the audited financial statements of Lake Houston Storage, LLC for the year ended December 31, 2014.

We also consent to the references to us under the heading “Experts” in such Form 1-A.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 12, 2016